UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 5, 2005

AVATECH SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31265	84-1035353
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10715 Red Run Blvd., Suite 101, Owings Mills, Maryland 21117

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (410) 581-8080

Inapplicable

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 3.02. Unregistered Sales of Equity Securities

On August 3, 2005, the Registrant closed on the sale of 1,191 shares of the Registrant’s Series E Convertible Preferred Stock (the “Series E Preferred Stock”) and 366,475 Common Stock Purchase Warrants (“Warrants”) to a group of 35 accredited investors, for a purchase price of $1,000 per share of Series E Preferred Stock (the “Original Series E Issuance Price”) or $1,191,000 in the aggregate (the “Offering”). The Registrant intends to use the proceeds of the Offering for working capital purposes.

Each share of Series E Preferred Stock issued in the Offering is convertible into shares of the Registrant’s Common Stock, par value $.01 per share (“Common Stock”), at any time after December 1, 2005, at a price per share of Common Stock determined by dividing (a) the Original Series E Issuance Price plus any accumulated but unpaid dividends thereon, by (b) $0.65.

Each Warrant entitles the holder thereof to purchase one share of Common Stock, at any time until August 3, 2008, at an exercise price of $0.65 per share.

The conversion price for the shares of Series E Preferred Stock and the exercise price for the Warrants are adjustable upon the occurrence of certain events.

These securities were issued in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

Item 3.03. Material Modification to Rights of Security Holders

(b) The disclosure required by this item is included in Items 3.02 and 5.03 and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a) On August 5, 2005, the Registrant filed with the Secretary of State of Delaware a Certificate of Designations with respect to the creation of the Series E Preferred Stock. See Item 9.01 for the terms of the Series E Preferred Stock.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.
3.1	Certificate of Designations with respect to the Registrant’s Series E Convertible Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVATECH SOLUTIONS, INC. (Registrant)

Date: August 5, 2005	By:	/s/ Christopher D. Olander
Christopher D. Olander
Executive Vice President and General Counsel